UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2005

THE GILLETTE COMPANY

(Exact name of registrant as specified in its charter)
DELAWARE

(State or other jurisdiction of incorporation)

1-922

(Commission File Number)

04-1366970

(IRS Employer Identification No.)

PRUDENTIAL TOWER BUILDING, BOSTON, MA 02199

(Address of principal executive offices)               (Zip Code)

Registrant´s telephone number, including area code: (617) 421-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following privisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 10, 2005, a putative class action was filed in Delaware state court on behalf of The Gillette Company´s (the “Company”) shareholders, alleging breaches of fiduciary duties by the Company´s board of directors and senior management in connection with the proposed merger with The Procter & Gamble Company (“Procter & Gamble”). The complaint alleges, among other things, that the proposed merger is “unduly favorable” to Procter & Gamble and that, if consummated, the Company´s senior managers will receive excessive compensation. The plaintiff seeks injunctive relief barring consummation of the proposed merger or, in the alternative, rescission following consummation. The plaintiff also seeks compensatory damages.

A virtually identical action was filed on February 11, 2005, also in Delaware state court. A motion to consolidate the two actions is pending. It is possible that other, similar actions will be filed.

The Company and the other named defendants believe the allegations are without merit and intend to vigorously defend the actions.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                THE GILLETTE COMPANY

                By: /s/ William J. Mostyn III
                     William J. Mostyn III
                     Secretary

March 15, 2005